ALLIED SECURITY HOLDINGS LLC

ALLIED SECURITY FINANCE CORP.

OFFER FOR ALL OUTSTANDING
$180,000,000 AGGREGATE PRINCIPAL AMOUNT OF
11.375% SENIOR SUBORDINATED NOTES DUE 2011 CUSIPS 01950 PAA0 AND U0196 QAA1
IN EXCHANGE FOR
$180,000,000 AGGREGATE PRINCIPAL AMOUNT OF
11.375% SENIOR SUBORDINATED NOTES DUE 2011 CUSIP 01950P AC6
WHICH HAVE BEEN REGISTERED UNDER
THE SECURITIES ACT OF 1933, AS AMENDED,
PURSUANT TO THE PROSPECTUS, DATED •

To Our Clients:

Enclosed for your consideration is a Prospectus, dated • (the "Prospectus"), and the related Letter of Transmittal (the "Letter of Transmittal"), relating to the offer (the "Exchange Offer") of Allied Security Holdings LLC and Allied Security Finance Corp. (the "Issuers") to exchange their 11.375% Senior Subordinated Notes due 2011, which have been registered under the Securities Act of 1933, as amended, for their outstanding 11.375% Senior Subordinated Notes due 2011 (the "Old Notes"), upon the terms and subject to the conditions described in the Prospectus and the Letter of Transmittal. The Exchange Offer is being made in order to satisfy certain obligations of the Issuers contained in the Registration Rights Agreement dated July 14, 2004, by and between Allied Security Escrow Corp. ("Escrow Corp.") and the initial purchaser referred to therein. The Old Notes were initially issued by Escrow Corp. On August 2, 2004, Escrow Corp. was merged with and into Allied Security Holdings LLC and the Issuers assumed the obligations of Escrow Corp. in connection with the Old Notes (including under the Registration Rights Agreement).

This material is being forwarded to you as the beneficial owner of the Old Notes held by us for your account but not registered in your name. A TENDER OF SUCH OLD NOTES MAY ONLY BE MADE BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS.

Accordingly, we request instructions as to whether you wish us to tender on your behalf the Old Notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal.

Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Old Notes on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer will expire at •, New York City time, on •, unless extended by the Issuers. Any Old Notes tendered pursuant to the Exchange Offer may be withdrawn at any time before the Expiration Date.

Your attention is directed to the following:

1.	The Exchange Offer is for any and all Old Notes.

2.	The Exchange Offer is subject to certain conditions set forth in the Prospectus in the section captioned "The Exchange Offer—Conditions to the Exchange Offer."

3.	Any transfer taxes incident to the transfer of Old Notes from the holder to the Issuers will be paid by the Issuers, except as otherwise provided in the Instructions in the Letter of Transmittal.

4.	The Exchange Offer expires at 5:00 p.m., New York City time, on •, unless extended by the Issuers.

If you wish to have us tender your Old Notes, please so instruct us by completing, executing and returning to us the instruction form on the back of this letter. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR INFORMATION ONLY AND MAY NOT BE USED DIRECTLY BY YOU TO TENDER OLD NOTES.

INSTRUCTIONS WITH RESPECT TO
THE EXCHANGE OFFER

The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer made by Allied Security Holdings LLC and Allied Security Finance Corp. with respect to their Old Notes.

This will instruct you to tender the Old Notes held by you for the account of the undersigned, upon and subject to the terms and conditions set forth in the Prospectus and the related Letter of Transmittal.

The undersigned expressly agrees to be bound by the enclosed Letter of Transmittal and that such Letter of Transmittal may be enforced against the undersigned.

Please tender the Old Notes held by you for my account as indicated below:

11.375% Senior Subordinated Notes due 2011

$__________________________________________________
(Aggregate Principal Amount of Old Notes)

Please do not tender any Old Notes held by you for my account.

Dated: ______________ , 2004

Signature(s): ____________________________________________________________________

Print Name(s) here: ______________________________________________________________

Print Address(es): ________________________________________________________________

Area Code and Telephone Number(s): ________________________________________________

Tax Identification or Social Security Number(s): __________________________________________

None of the Old Notes held by us for your account will be tendered unless we receive written instructions from you to do so. Unless a specific contrary instruction is given in the space provided, your signature(s) hereon shall constitute an instruction to us to tender all the Old Notes held by us for your account.